Exhibit 4.5

HSBC HOLDINGS PLC,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

HSBC BANK USA, NATIONAL ASSOCIATION,

as Paying Agent and Registrar

TENTH SUPPLEMENTAL INDENTURE

Dated as of                         , 2021

To the Contingent Convertible Securities Indenture, dated as of August 1, 2014,

among the Issuer, the Trustee and the Paying Agent and Registrar

ii

TENTH SUPPLEMENTAL INDENTURE, dated as of                     , 2021 (this “Supplemental Indenture”) among HSBC HOLDINGS PLC, a public limited company duly organized and existing under the laws of England and Wales (the “Company”), having its principal office at 8 Canada Square, London E14 5HQ, England, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as trustee (the “Trustee”), having its principal corporate trust office located at 101 Barclay Street, Floor 7-East, New York, New York 10286, and its Corporate Trust Office at One Canada Square, London E14 5AL, and HSBC BANK USA, NATIONAL ASSOCIATION, as Paying Agent and Registrar (the “Agent”), having its principal office at 452 Fifth Avenue, 8E6, New York, New York 10018, to the CONTINGENT CONVERTIBLE SECURITIES INDENTURE, dated as of August 1, 2014 among the Company, the Trustee and the Paying Agent and Registrar as heretofore amended and supplemented (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 9.01(d) of the Base Indenture permits supplements thereto without the consent of Holders of Contingent Convertible Securities to add to, change or eliminate any of the provisions of the Base Indenture, provided that any such addition, change or elimination shall become effective only with respect to Contingent Convertible Securities issued on or after the date hereof;

WHEREAS, the Company and the Trustee desire to modify the provisions of the Base Indenture to allow for the write-down of Contingent Convertible Securities upon the occurrence of certain events and to amend certain related defined terms and provisions of the Base Indenture;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Supplemental Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Trustee and the Agent mutually agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions.

Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used in this Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture.

SECTION 1.02. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03. Separability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04. Benefits of Instrument.

Except as otherwise provided herein, nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05. Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Base Indenture. The provisions set forth in Article II of this Supplemental Indenture apply to all series of Contingent Capital Securities (as defined herein) authenticated, delivered and issued on or after the date of this Supplemental Indenture.

SECTION 1.06. Construction and Interpretation.

Unless the context expressly otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Supplemental Indenture, refer to this Supplemental Indenture as a whole and not to any particular provision of this Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to a specific Section or Article refer to Sections or Articles of this Supplemental Indenture, unless otherwise specified;

(d) wherever the words “include,” “includes” or “including” are used in this Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”;

(e) references to a Person are also to its successors and permitted assigns; and

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO ALL SERIES OF

SECURITIES ISSUED ON OR AFTER THE DATE OF THIS SUPPLEMENTAL INDENTURE

SECTION 2.01. Amendments to the Base Indenture. The Base Indenture is hereby amended as follows:

(a) The title of the Base Indenture is hereby amended and restated in its entirety and shall read as follows: “CONTINGENT CAPITAL SECURITIES INDENTURE.”

(b) All references to “Contingent Convertible Security” and “Contingent Convertible Securities” in the Base Indenture are amended by deleting them in their entirety and replacing them with “Contingent Capital Security” and “Contingent Capital Securities,” respectively.

(c) Section 3.01 of the Base Indenture is hereby amended as follows:

(i) Section 3.01(gg) shall be amended and restated in its entirety and shall read as follows:

“(gg) whether Holders of the series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by the Company arising under, or in connection with, the Contingent Capital Securities;”

(ii) Section 3.01(hh) shall be amended and restated in its entirety and shall read as follows:

“(hh) the terms, if any, on which the principal amount of such Contingent Capital Securities may or shall be written-down, at the Company’s option, and the effect, if any, of such write-down on interest payable on such Contingent Capital Securities and other provisions relating to such write-down, including any triggering event that may give rise to such write-down (which may include, but shall not be limited to, certain regulatory capital events), the terms upon which such write-down should occur and any specific term relating to the period during which the principal amount of such Contingent Capital Securities shall be so written-down; and”; and

(iii) A new Section 3.01(ii) shall be inserted after Section 3.01(hh) which shall read as follows:

“(ii) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(d)).”

(d) Section 9.01(d) shall be amended and restated in its entirety and shall read as follows:

“(d) subject to Section 9.02 hereof, to add to, change or eliminate any of the provisions of this Indenture, or any supplemental indenture, provided that any such addition, change or elimination shall become effective only when there is no Contingent Capital Security Outstanding of any series created prior to the execution of such supplemental indenture effecting such addition, change or elimination which is entitled to the benefit of such provision; or”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01. Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery.

Except as hereby amended, the Base Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof (including any prior amendments thereto) shall be and remain in full force and effect. This Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.02. Ratification and Integral Part. The Base Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03. Priority. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 3.04. Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.05. Counterparts. This Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.06. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

HSBC HOLDINGS PLC,
AS ISSUER

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
AS TRUSTEE

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
AS PAYING AGENT AND REGISTRAR

By:
Name:
Title:

[Signature Page to HSBC Holdings plc’s Tenth Supplemental Indenture to the Contingent Capital Securities Indenture]